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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FIVE STAR QUALITY CARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FIVE STAR QUALITY CARE, INC. 400 Centre Street Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2011

To the Shareholders of Five Star Quality Care, Inc.:

        Notice is hereby given that the annual meeting of shareholders of Five Star Quality Care, Inc., a Maryland corporation, will be held at 9:30 a.m., local time, on Monday, May 9, 2011, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Directors as the Independent Director in Group I ("proposal 1").

  2.
  To elect the nominee named in our proxy statement to our Board of Directors as the Managing Director in Group I ("proposal 2").

  3.
  To hold an advisory vote relating to our executive compensation ("proposal 3").

  4.
  To hold an advisory vote on the frequency of future shareholder advisory votes relating to our executive compensation ("proposal 4").

  5.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 ("proposal 5").

  6.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2, "FOR" PROPOSAL 3, EVERY "THREE YEARS" IN PROPOSAL 4 AND "FOR" PROPOSAL 5.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

        Shareholders of record at the close of business on February 18, 2011 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.

By Order of the Board of Directors,
TRAVIS K. SMITH, Secretary
Newton, Massachusetts February 23, 2011

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY AUTHORIZE A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

FIVE STAR QUALITY CARE, INC.
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To be held at 9:30 a.m. on Monday, May 9, 2011

at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

INTRODUCTION

        A notice of the annual meeting of shareholders of Five Star Quality Care, Inc., a Maryland corporation, or the Company, is on the preceding page and a form of proxy solicited by our Board of Directors, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2010, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 23, 2011.

        The annual meeting record date is February 18, 2011. Only shareholders of record at the close of business on February 18, 2011, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 36,019,864 shares of common stock, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast one-third of the votes entitled to be cast at the meeting will constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our governing documents, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominees for Director described in proposals 1 and 2, to approve the resolution regarding named executive officer compensation described in proposal 3, to approve the selection under proposal 4 of every three years as the frequency at which our shareholders will be asked to hold a nonbinding advisory vote on named executive officer compensation and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 5. Proposals 3, 4 and 5 are nonbinding shareholder advisory votes and, if approved, would serve only as recommendations to our Board.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for Director in proposals 1 and 2, "FOR" proposal 3, to select every "THREE YEARS" in proposal 4 and "FOR" proposal 5.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card, or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 8, 2011.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Abstentions and broker non-votes will have no effect on the outcome of any of the proposals 1 through 5. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary at Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458, a written revocation or a duly executed proxy bearing a later date, by authorizing a proxy to vote his or her common shares over the internet or by telephone at a later date in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one from our Secretary at Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 8, 2011. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSALS 1 AND 2
ELECTION OF DIRECTORS

        The number of our Directors is fixed at five, and our Board is divided into three groups, with two Directors in Group I, two Directors in Group II and one Director in Group III. Directors in each group are elected for three year terms and serve until their successors are duly elected and qualified.

        Our current Directors are Barbara D. Gilmore and Barry M. Portnoy in Group I with a term of office expiring at the meeting to which this proxy statement relates, Donna D. Fraiche and Gerard M. Martin in Group II with a term of office expiring at our 2012 annual meeting of shareholders and Bruce M. Gans, M.D. in Group III with a term of office expiring at our 2013 annual meeting of shareholders. The term of the Group I Directors elected at the meeting will expire at our 2014 annual meeting of shareholders.

        Our Directors are also categorized as Independent Directors and Managing Directors. Our Board is composed of three Independent Directors and two Managing Directors. Our Independent Directors are Directors who: are not employees of ours or Reit Management & Research LLC, or RMR, our business management and shared services provider; are not involved in our day to day activities; and qualify as independent under our charter and bylaws and applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Directors are Directors who: are not Independent Directors; and have been employees of ours or RMR or have been involved in our day to day activities for at least one year prior to their election. Ms. Gilmore, Dr. Gans and Ms. Fraiche are our Independent Directors, and Messrs. Portnoy and Martin are our Managing Directors. Biographical information relating to our Directors and other information relating to our Board appears elsewhere in this proxy statement.

PROPOSAL 1: ELECTION OF ONE INDEPENDENT DIRECTOR

        Our Board has nominated Ms. Gilmore for election as the Independent Director in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Director in Group I elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Ms. Gilmore, except to the extent that properly completed proxies indicate that the votes should be cast against Ms. Gilmore's election or withheld for Ms. Gilmore.

        Ms. Gilmore has agreed to serve as the Independent Director in Group I if elected. However, if Ms. Gilmore becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Ms. Gilmore will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Ms. Gilmore as the Independent Director in Group 1.

        Our Board recommends you vote "FOR" the election of Ms. Gilmore as the Independent Director in Group I.

PROPOSAL 2: ELECTION OF ONE MANAGING DIRECTOR

        Our Board has nominated Mr. Portnoy for election as the Managing Director in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Managing Director in Group I elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Portnoy, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Portnoy's election or withheld for Mr. Portnoy.

        Mr. Portnoy has agreed to serve as the Managing Director in Group I if elected. However, if Mr. Portnoy becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Portnoy will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Portnoy as the Managing Director in Group 1.

        Our Board recommends you vote "FOR" the election of Mr. Portnoy as the Managing Director in Group I.

 PROPOSAL 3
ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, or our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.

        Our executive compensation is designed to reward executive performance that contributes to our success and increases shareholder value, while encouraging behavior that is in our and our shareholders' long-term best interests. We urge you to read the Compensation Discussion and Analysis and Compensation Tables and narrative discussion in this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our named executive officers.

        As required by Section 14A of the Exchange Act, we are asking you to vote on the adoption of the following resolution:

        RESOLVED:    That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and Compensation Tables and narrative discussion in the proxy statement.

        The affirmative vote of a majority of the votes cast will be necessary to approve proposal 3. The shareholder vote on proposal 3 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act or when the next such shareholder advisory vote on named executive officer compensation will occur.

  Our Board recommends you vote "FOR" Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON SELECTION OF FREQUENCY
OF EXECUTIVE COMPENSATION VOTE

        As required by Section 14A of the Exchange Act, we are including a proposal for our shareholders to indicate, on a nonbinding, advisory basis, the frequency with which they wish to have a nonbinding, advisory vote on the compensation paid to our named executive officers; in other words, how often a proposal similar to this year's proposal 3 will be included in the matters to be voted on at our annual meetings. The choices available under Section 14A are every year, every other year or every three years.

        After consideration, our Board recommends that you select every three years as the desired frequency for a nonbinding, advisory vote of shareholders on named executive officer compensation. We believe this frequency is appropriate because it encourages our shareholders to evaluate our executive compensation arrangements over an extended period of performance and to review the compensation of our named executive officers over a three-year period as reported in the Summary Compensation Table.

        Please mark your proxy card to indicate your preference on this proposal or your abstention if you wish to abstain. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every three years as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation.

        The affirmative vote of a majority of the votes cast will be necessary to approve the selection under proposal 4 of every three years as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation. The shareholder vote on proposal 4 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act. Whether or not a majority of votes is cast in favor of any of the options available in this proposal 4, our Board will decide among these options in its discretion.

        Our Board recommends you vote for every "THREE YEARS" as the frequency with which a nonbinding shareholder advisory vote on named executive officer compensation will occur.

 PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 11, 2011, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2009 and 2010. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 5 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2009	2010
Audit fees	$840,000	$840,100
Audit related fees	17,000	—
Tax fees	40,375	38,000

Subtotal	$897,375	$878,100
All other fees	—	—

Total fees	$897,375	$878,100

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2009 and 2010 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2009 and 2010 are set forth above. The audit related fees in 2009 were for a special report required by the terms of one of our leases that was not required in 2010 and the tax fees in 2009 and 2010 were for services involved in reviewing our tax reporting and tax compliance procedures related to our income tax returns for the fiscal years ended December 31, 2008 and 2009, respectively. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The shareholder vote on proposal 5 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" proposal 5, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Directors, officers and employees and by RMR and its directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the cost of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

DIRECTORS AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 21, 2011, of our nominees, Directors and executive officers. Unless otherwise specified, the business address of our nominees, Directors and executive officers is c/o Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458.

Independent Director Nominee for a Term Expiring in 2014

BARBARA D. GILMORE, R.N., Age: 60

        Ms. Gilmore has been one of our Independent Directors since 2004. Ms. Gilmore has served as a professional law clerk at the United States Bankruptcy Court, Central Division of the District of Massachusetts, since 2001. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as a trustee or examiner in various cases involving business finance matters. Ms. Gilmore is also a registered nurse and practiced and taught nursing for several years before attending law school and her practice at Sullivan & Worcester LLP included representation of businesses in the healthcare sector. Ms. Gilmore has been an Independent Director of TravelCenters of America LLC, or TA, since January 2007 and an Independent Trustee of Government Properties Income Trust, or GOV, since June 2009. Ms. Gilmore has served as a Director of Affiliates Insurance Company, or AIC, since November 2008.

        Our Board concluded that Ms. Gilmore is qualified to serve as one of our Independent Directors based upon, among other things, her experience in and knowledge of the health care industry, her professional skills and experience in legal, business finance and healthcare regulatory matters and nursing, her work on public company boards and board committees, her institutional knowledge gained through service on our Board for seven years and her qualifying as an Independent Director in accordance with the requirements of our charter and bylaws. Ms. Gilmore is an Independent Director in Group I and, if elected at the meeting, her term will expire at our 2014 annual meeting of shareholders.

Managing Director Nominee for a Term Expiring in 2014

BARRY M. PORTNOY, Age: 65

        Mr. Barry M. Portnoy has been one of our Managing Directors since 2001. Mr. Portnoy has been a Managing Trustee of CommonWealth REIT, or CWH, Hospitality Properties Trust, or HPT, Senior Housing Properties Trust, or SNH, and GOV, since 1986, 1995, 1999 and February 2009, respectively. He has been a Managing Director of TA since 2006. Mr. Portnoy has served as a Director of AIC since November 2008. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, an employee of RMR since 1996 and the Chairman of RMR since 1998, and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Interested Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor, and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009.(1) Mr. Portnoy practiced law for many years as a partner in a law firm prior to 1997.

(1)
RMR Real Estate Income Fund and its predecessor funds (RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Dividend Capture Fund), RMR Asia Pacific Real Estate Fund and its predecessor funds (Old RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund) and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Directors based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate and senior living industries, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through service on our Board for ten years and in key leadership positions with our manager for 24 years and his qualifying as a Managing Director in accordance with the requirements of our charter and bylaws. Mr. Portnoy is a Managing Director in Group I and, if elected at the meeting, his term will expire at our 2014 annual meeting of shareholders.

Independent Directors Continuing in Office

DONNA D. FRAICHE, Age: 59

        Ms. Fraiche has been one of our Independent Directors since November 2010. Ms. Fraiche is a shareholder in, and serves on the nominating and governance committees of, Baker, Donelson, Bearman, Caldwell & Berkowitz , PC and has practiced law in the Health Law and Public Policy departments of that firm since 2004. Previously, Ms. Fraiche practiced law with the firm now known as Locke Lord Bissell & Liddell LLP in New Orleans. Ms. Fraiche is Chair of the Louisiana Health Care Commission and has previously served as President of the organization now known as the American Health Lawyers Association, Chair of the Long Term Community Planning Task Force and Health Care Committee of the Louisiana Recovery Authority, delegate of the Louisiana Recovery Authority to the Louisiana Health Care Redesign Collaborative, Chair of the Louisiana Office of State Planning Task Force and Chair of the Board of Trustees of Loyola University, among numerous other business and civic responsibilities. Ms. Fraiche has testified before Congressional and Senate committees on the structure of the hospital industry and the Gulf Coast's reconstruction efforts after the devastation caused by hurricanes Katrina and Rita. Ms. Fraiche has also served on the adjunct faculty of Tulane University's School of Public Health and Administration and as a preceptor for its residency program in health management systems and has been widely published on the topics of health care and the Gulf Coast's reconstruction efforts. Ms. Fraiche also serves as Honorary Consul General for Japan in New Orleans.

        Our Board concluded that Ms. Fraiche is qualified to serve as one of our Independent Directors based upon, among other things, her extensive experience in and knowledge of the health care industry, her professional legal skills, her many leadership roles and experiences, including her service in numerous public policy and civic leadership roles and her qualifying as an Independent Director in accordance with the requirements of our charter and bylaws. Ms. Fraiche is an Independent Director in Group II and her term expires at our 2012 annual meeting of shareholders.

BRUCE M. GANS, M.D., Age: 64

        Dr. Gans has been one of our Independent Directors since 2001. Dr. Gans has been Chief Medical Officer at the Kessler Institute for Rehabilitation since 2001. He is also a Professor of Physical Medicine and Rehabilitation at University of Medicine and Dentistry of New Jersey—New Jersey Medical School. Previously, Dr. Gans served as President and Chief Executive Officer of the Rehabilitation Institute of Michigan. In Dr. Gans's extensive academic career, he has served as professor of physical medicine and rehabilitation at a number of universities, in addition to his current position at the University of Medicine and Dentistry in New Jersey—New Jersey Medical School. Dr. Gans is editor of a standard medical textbook on physical medicine and rehabilitation, which is now in its 5th edition, and he has written or co-authored more than 40 articles in peer-reviewed publications and 28 abstracts and has served on editorial boards for many medical journals, including serving currently as Associate Editor of the American Journal of Physical Medicine and Rehabilitation. Dr. Gans has testified before the congressional committee on Veterans' Affairs and has been called on to serve on technical panels and to advise the Medicare Payment Advisory Commission, the independent congressional agency established in 1997 to advise the U.S. Congress on issues affecting the Medicare program. Dr. Gans has also served as president of the American Academy of Physical Medicine and Rehabilitation, a medical society with more than 7,500 members, and as a leader in numerous other professional organizations. Dr. Gans has been an Independent Trustee of HPT since February 2009. Dr. Gans has served as a Director of AIC since November 2008.

        Our Board concluded that Dr. Gans is qualified to serve as one of our Independent Directors based upon, among other things, his demonstrated leadership capability, including through his service in many healthcare management, professional, academic and civic leadership positions, his business experience as the chief executive of a large medical organization, his extensive experience in and knowledge of the health care industry, his work on public company boards and board committees, his many academic and professional achievements, his extensive experience with healthcare public policy matters and his institutional knowledge gained through service on our Board for ten years and his qualifying as an Independent Director in accordance with the requirements of our charter and bylaws. Dr. Gans is an Independent Director in Group III and his term expires at our 2013 annual meeting of shareholders.

Managing Directors Continuing in Office

GERARD M. MARTIN, Age: 76

        Mr. Martin has been one of our Managing Directors since 2001. Mr. Martin was the founder and Chairman of Greenery Rehabilitation Group, Inc., a company in the business of owning and operating nursing homes and health rehabilitation facilities, which was publicly owned and listed on Nasdaq and the New York Stock Exchange between 1985 and 1993. Mr. Martin is the owner and Treasurer of North Atlantic Medical Services, Inc., a private company in the business of providing diagnostic cardiac, respiratory and oxygen services, equipment and products for the care of patients in their homes or medical facilities. Mr. Martin has also been a Director and Vice President of RMR Advisors since 2002, and a Director of RMR since 1986. Mr. Martin has served as a Director of AIC since November 2008. Mr. Martin was also an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund and their predecessor funds from shortly after the formation of their respective predecessor funds (the earliest of which was in 2002) until 2009 and was a Managing Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009. Mr. Martin was a Managing Trustee of SNH from 1999 until May 2007. Mr. Martin was a Managing Trustee of CWH from 1986 until the expiration of his term in May 2006, and a Managing Trustee of HPT from 1995 until his resignation in January 2007. Mr. Martin was a 50% owner of RMR until September 30, 2005 and of RMR Advisors until May 11, 2005 and ceased to own any equity interest in those respective entities as of such time.

        Our Board concluded that Mr. Martin is qualified to serve as one of our Managing Directors based upon, among other things, his extensive experience in and knowledge of our industry, his experience as an operator of nursing facilities, his extensive public company director service, his institutional knowledge earned through service on our own Board and in key leadership positions with RMR for over ten years and his qualifying as a Managing Director in accordance with the requirements of our charter and bylaws. Mr. Martin is a Managing Director in Group II and his term expires at our 2012 annual meeting of shareholders.

Executive Officers

BRUCE J. MACKEY JR., Age: 40

        Mr. Mackey has been our President and Chief Executive Officer since May 2008. From 2001 until May 2008, Mr. Mackey was our Treasurer and Chief Financial Officer. Mr. Mackey has been a Senior Vice President of RMR since 2006 and was Vice President of RMR from 2001 to 2006 and prior to 2001 served in various capacities for RMR and its affiliates. Mr. Mackey is a certified public accountant.

ROSEMARY ESPOSITO, R.N., Age: 67

        Ms. Esposito has been our Senior Vice President and Chief Operating Officer since 2001. Ms. Esposito has also been our Chief Clinical Officer since June 2002. Ms. Esposito is a nurse and prior to her employment by us she held various senior positions with other healthcare service companies.

PAUL V. HOAGLAND, Age: 58

        Mr. Hoagland has been our Treasurer and Chief Financial Officer since January 2010. Mr. Hoagland has been a Senior Vice President of RMR since January 2010. Mr. Hoagland was our Vice President—Finance from November 2009 to January 2010. Prior to that time, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of Friendly's Corporation from 2003 until 2008.

TRAVIS K. SMITH, Age: 37

        Mr. Smith has been our General Counsel since January 2007 and was named Vice President and Secretary in November 2007. Prior to his employment by us, Mr. Smith practiced law at Choate Hall & Stewart, LLP, or Choate, from 2000 to 2002, McDermott Will & Emery from 2003 to 2004, and Choate from 2004 to 2006, specializing in business law and healthcare regulatory matters.

        There are no family relationships among any of our Directors or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, CWH, HPT, SNH, TA, GOV, each of the RMR Funds and AIC may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, HPT, SNH, TA, GOV and AIC. CWH is a publicly traded real estate investment trust, or REIT, that primarily owns office buildings and industrial properties. HPT is a publicly traded REIT that primarily owns hotels and travel centers. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. TA is a publicly traded real estate based operating company in the travel center business. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Each of the RMR Funds, except for RMR Funds Series Trust, is or was a closed-end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open end investment company registered under the 1940 Act prior to its dissolution in 2009. AIC is an Indiana insurance company that designs and reinsures property insurance for us and for RMR, CWH, HPT, SNH, TA and GOV.

BOARD OF DIRECTORS

        Our business is conducted under the general direction of our Board as provided by our charter, our bylaws and the laws of the State of Maryland, the state in which we were reincorporated on September 17, 2001.

        Three of our Directors, Bruce M. Gans, M.D., Barbara D. Gilmore and Donna D. Fraiche, are our Independent Directors within the meaning of our bylaws. Two of our Directors, Messrs. Portnoy and Martin, are our Managing Directors within the meaning of our bylaws.

        Our bylaws require that a majority of our Board be Independent Directors. In determining the status of those Directors who qualify as Independent Directors, each year our Board affirmatively determines whether the Directors have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Directors. When assessing a Director's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Director's standpoint, but also from that of the persons or organizations with which the Director has an affiliation.

        Our Board has determined that Dr. Gans, Ms. Gilmore and Ms. Fraiche currently qualify as independent directors under applicable NYSE rules and are Independent Directors under our bylaws and previously determined that our former director, Arthur G. Koumantzelis, qualified as an independent director under applicable NYSE rules and was an Independent Director under our bylaws. In making these determinations, our Board considered the fact that Dr. Gans served on the board of SNH, our largest landlord and largest shareholder, from 1999 to 2001 and that Mr. Koumantzelis served on the board of SNH from 1999 until October 2003. Our Board also considered each of the Independent Directors' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Directors possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a Director or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2010, our Board held five meetings, our Audit Committee held ten meetings, our Compensation Committee held four meetings, our Nominating and Governance Committee held two meetings and our Quality of Care Committee held five meetings. During 2010, each Director attended 75% or more of the total number of meetings of our Board and any committee of which he or she was a member during the time in which he or she served on our Board or such committee. All of our Directors attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Directors meet at least once each year without management. The presiding Director at these meetings is the Chair of our Audit Committee, unless the Independent Directors in attendance select another Independent Director to preside.

Board Leadership Structure

        Our Board is comprised of both Independent Directors and Managing Directors, with a majority being Independent Directors. Our Independent Directors are not employees of ours or of RMR, are not involved in our day to day activities and are persons who qualify as independent under our bylaws and applicable rules of the NYSE and SEC. Our Managing Directors are not Independent Directors and have been employees of ours or RMR or have been involved in our day to day activities for at least one year. Our Board is composed of three Independent Directors and two Managing Directors. Our President and Chief Executive Officer and our Treasurer and Chief Financial Officer are not members of our Board of Trustees, but they regularly attend Board meetings, as does our Director of Internal Audit. Other officers of ours may also attend Board meetings as, on occasion, may officers of RMR, in each case at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Directors, and an Independent Director serves as Chair of each such committee. Our Quality of Care Committee includes two Independent Directors and a Managing Director. These standing committees have responsibilities related to our leadership and governance, including among other things: (i) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the compensation paid to our independent accountants, and assists our Board with its oversight of our internal audit function and our compliance with legal and regulatory requirements; (ii) our Compensation Committee annually determines the compensation we pay to our Chief Executive Officer and Chief Financial Officer, recommends to our Board the compensation we pay to our other executive officers, administers our 2001 Stock Option and Stock Compensation Plan, or Share Award Plan, including the making of grants of restricted share awards under the Share Award Plan, evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, reviews our business management and shared services agreement with RMR, or our business management agreement, evaluates RMR's performance under that agreement and the expenses, costs and compensation we pay under that agreement, approves those expenses, costs and compensation that we pay under that agreement, and determines whether that agreement will be renewed, amended, terminated or allowed to expire; (iii) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance, and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate; and (iv) our Quality of Care Committee reviews our clinical operations policies, procedures and plans to maintain the quality of healthcare and senior living services we provide to our customers and reports regularly to our Board. The Chairs of the Audit, Compensation, Nominating and Governance and Quality of Care Committees set the agenda for their respective committee meetings, but committee members, our Managing Directors or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Director. Special meetings of the Board may be called at any time by any Managing Director, our President and Chief Executive Officer or on the request of any two of the Directors then in office. Our Managing Directors, in consultation with our President and Chief Executive Officer, Chief Financial Officer and Treasurer, Director of Internal Audit and Senior Vice President, Chief Operating Officer and Chief Clinical Officer, set the agenda for our Board meetings, and any Independent Director may place an item on an agenda by providing notice to a Managing Director, our President and Chief Executive Officer, or our Chief Financial Officer and Treasurer. Discussions at Board meetings are led by the Managing Director or Independent Director who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Directors. Our Independent Directors meet to consider Company business without the attendance of our Managing Directors or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Directors, the Chair of the Audit Committee presides unless the Independent Directors determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Directors and Board committees in the leadership of our company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day-to-day business of our Company is conducted by our management, and our management implements risk management in its activities. RMR provides us advice and assistance with our risk management function. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by our management and by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, reports on our clinical operations, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with Company management, representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Quality of Care Committee reviews management reports on our clinical operations and directs or recommends to management and the Board actions or changes it determines appropriate to improve our clinical operations. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business management agreement. Also, our Compensation Committee and our Board consider the fact that we have a share grant program which requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risk and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Quality of Care Committee, each of which has a written charter. With the exception of the Quality of Care Committee, each of the above committees is currently comprised of Dr. Gans, Ms. Gilmore and Ms. Fraiche, who are independent under applicable NYSE listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Dr. Gans, Ms. Gilmore and Mr. Martin currently constitute our Quality of Care Committee. Our Audit Committee, Compensation Committee, Nominating and Governance Committee and Quality of Care Committee are delegated the powers of our Board necessary to carry out their responsibilities. In May 2010, we formed an ad hoc special committee consisting of our Independent Directors to consider possible transactions between us and SNH in light of recent tax law changes with respect to REITs and the enactment of the Patient Protection and Affordable Care Act.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Ms. Gilmore is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Ms. Gilmore is our Audit Committee financial expert was based upon her experience as: (i) a member of our audit committee and the audit committees of TA and GOV and (ii) a professional bankruptcy court law clerk and as a trustee or examiner in various bankruptcy cases involving business finance matters. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing and determining the compensation paid by us to our President and Chief Executive Officer and our Treasurer and Chief Financial Officer; (2) recommending to our Board the cash compensation paid by us to individuals who serve as our executive officers other than our Chief Executive Officer and Chief Financial Officer; (3) administering and making grants under the Share Award Plan; (4) reviewing our business management agreement, evaluating RMR's performance under that agreement and the expenses, costs and compensation we pay under that agreement, and approving those expenses, costs and compensation that we are required to pay under that agreement; (5) evaluating the performance of our Director of Internal Audit and determining the compensation paid by us to our Director of Internal Audit; and

(6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Director nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The primary function of our Quality of Care Committee is to review the quality of healthcare and senior living services we provide to our customers.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.fivestarseniorliving.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation, Nominating and Governance and Quality of Care Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.fivestarseniorliving.com, or by writing to our Secretary, Five Star Quality Care, Inc., 400 Centre Street, Newton, MA 02458.

COMMUNICATIONS WITH DIRECTORS

        Any shareholder or other interested person who desires to communicate with our Independent Directors or any Directors, individually or as a group, may do so by filling out a report at our website (www.fivestarseniorliving.com), by calling our toll free confidential message system at (866) 230-1286, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR DIRECTORS;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Directors. Our Board also elects Directors to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Directors, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes will be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy in connection with the selection of nominees for Directors, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complements the experience, skills, attributes and qualifications of existing Directors. Depending on whether the position to be filled is that of an Independent Director or a Managing Director, the qualifications of the candidate to meet the criteria for each such category of Director is considered. In seeking candidates for Director who have not previously served as our Director, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit any additional information required in connection with our license or regulation by state insurance or healthcare regulatory authorities.

        In 2010, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2011 annual meeting of shareholders, except the nominations made by our Board and recommendations by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Directors who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws and applicable state and federal laws. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee. We are reviewing our procedures for shareholder recommendations of Director candidates and may amend them in a manner that affects shareholder recommendations of Director candidates to stand for election at our 2012 meeting. We will publish any such amended procedures on our website. Any shareholder considering making a recommendation of a Director candidate should carefully review and comply with the procedures then in effect for making such a recommendation.

        2012 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be received at our principal executive offices on or before October 26, 2011 in order to be considered for inclusion in our proxy statement for our 2012 annual meeting of shareholders, provided that if we hold our 2012 annual meeting before April 9, 2012 or after June 8, 2012, shareholders must submit proposals for inclusion in our 2012 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2012 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for a shareholder properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. Our bylaws currently require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. (Eastern Time) on October 26, 2011 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 26, 2011; provided, that, if our 2012 annual meeting is called for a date earlier than April 9, 2012 or later than June 8, 2012, then a shareholder's notice must be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth day following the earlier of the day on which (i) notice of the date of our 2012 annual meeting is mailed or otherwise made available or (ii) public announcement of the date of our 2012 annual meeting is first made by us. We are reviewing our bylaws and may amend them in a manner that affects shareholder nominations or other proposals that shareholders seek to make at our 2012 meeting. Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals and any amendment to our bylaws approved by our Board, may be obtained by writing to our Secretary at Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458 or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our charter or bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

 COMPENSATION DISCUSSION AND ANALYSIS

        There were several changes in our executive officers during 2008, 2009 and 2010. On May 1, 2008, Bruce J. Mackey Jr., who previously was our Treasurer and Chief Financial Officer, became our President and Chief Executive Officer. On December 31, 2009, Paul V. Hoagland, who had been our Vice President—Finance, became our Treasurer and Chief Financial Officer. On August 11, 2010, Maryann Hughes, our Vice President and Director of Human Resources notified us of her resignation. Her termination of employment became effective on November 19, 2010. Pursuant to Separation and Accelerated Vesting Agreements we executed with Ms. Hughes on December 14, 2010, in connection with her termination and in exchange for non-solicitation, confidentiality and other covenants in those agreements, Ms. Hughes was paid severance and other benefits and was allowed to retain unvested shares awarded to her in 2009 and prior years. At December 31, 2010, we had four executive officers: Bruce J. Mackey, Jr., President and Chief Executive Officer; Paul V. Hoagland, Chief Financial Officer and Treasurer; Rosemary Esposito, Chief Operating Officer, Senior Vice President and Chief Clinical Officer; and Travis K. Smith, Vice President, General Counsel and Secretary. Additional biographical information about our executive officers appears elsewhere in this proxy statement.

Compensation philosophy and process

        Individual performance is an important factor in determining each element of compensation. Our Compensation Committee determines the total compensation of our Chief Executive Officer and Chief Financial Officer and the amount of share grants to all of the executive officers. Our Compensation Committee recommends to our Board and the Board determines all compensation, other than share grants, for our executive officers other than our Chief Executive Officer and Chief Financial Officer. There is no formulaic approach to the determinations of an executive officer's compensation as it is in the discretion of our Compensation Committee and our Board and determinations of an executive officer's compensation are not made as a result of benchmarking compensation against that of other companies. We believe it is important to align the interests of our executive officers with those of our shareholders and therefore have determined that a significant portion of an executive officer's annual compensation will be paid in the form of restricted share awards that vest over a period of at least four years. We also believe that performance and retention of our executive officers is improved by paying a substantial portion of each executive officer's cash compensation as an annual bonus. We currently limit the annual base salaries of our executive officers and utilize changes in annual cash bonus amounts as the primary mechanism for effecting annual compensation adjustments for our executive officers.

        In making their discretionary compensation determinations each year, our Compensation Committee's and Board's qualitative and subjective considerations of an executive's performance generally include, but are not limited to, the executive officer's:

  •
  accomplishments achieved during the year;

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  ability to identify areas for the company's improvement and to achieve benefits from those improvements;

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  quality of decisions made;

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  ability to lead employees both in routine activities and in special projects;

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  change in performance as compared to the prior year;

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  perceived potential for future development and for assuming additional or alternative duties in the future;

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  background, training, education and experience;

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  specific areas of expertise and value to us, and the likelihood we could find a suitable replacement on a timely and cost effective basis; and

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  compensation compared to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals.

        In addition to the consideration of the various factors described in the preceding paragraphs, our Compensation Committee and our Board consider data regarding historical pay and available compensation data for public companies that are engaged in businesses similar to our business or that possess size or other characteristics which are similar to ours. In order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, our management engaged a third party compensation consultant solely to provide comparative data regarding compensation paid by a group of public companies in our industry(2).

        In September 2010, Ms. Gilmore, the then Chair of our Compensation Committee, met with Mr. Barry Portnoy, our Managing Director who is not also an executive officer of us, Mr. Adam Portnoy, President and Chief Executive Officer of RMR, and the chairs of the compensation committees of other public companies for which RMR provides services. The purpose of this meeting as it concerns our compensation matters was to discuss compensation philosophy regarding potential share grants to be made by us, to consider the compensation payable by us to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates and to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services. At a Compensation Committee meeting in November 2010 our Compensation Committee considered recommendations arising from the September 2010 meeting; recommendations provided by management and other factors such as (1) the amounts and value of historical share awards made to each executive officer, (2) the amounts of share awards granted to persons with similar levels of responsibility, (3) the then current market prices of our shares, (4) the performance of each executive officer during 2010, (5) each executive officer's expected future contributions to us, (6) each executive officer's relative mix of cash and noncash compensation, (7) the data about executive compensation trends and amounts that was prepared for our management by an independent compensation consulting firm, and (8) our financial position and operating performance in the past year and our perceived future prospects. There was no formulaic approach to the use of these various factors in determining the amount of the share awards to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amounts or form of compensation for our executive officers. Messrs. Mackey and Hoagland participated in the Compensation Committee meeting with regard to consideration of compensation generally and to our other officers, but they left that meeting and did not participate in the Compensation Committee's determination and recommendation of their compensation. For bonus amounts paid to our executive officers for 2010, there were no bonus targets established. In addition, no bonus targets have been established for purposes of bonus amounts that may be paid to our executive officers in 2011.

(2)
This group of companies included Kindred Healthcare, Inc.; Sun Healthcare Group, Inc.; Emeritus Corporation; Assisted Living Concepts, Inc.; Capital Senior Living Corporation; Sunrise Senior Living Inc.; National Healthcare Corp.; Brookdale Living Communities, Inc.; and Extendicare REIT.

In keeping with our Compensation Committee's desire to reduce the incentives for management to take excessive risk for short term benefit, our Compensation Committee considers historical levels of compensation and gradual increases thereof to be among the most important factors in determining compensation, but certainly not the sole factor.

Compensation components

        The mix of base salary, cash bonus and equity compensation that we pay to our executive officers varies depending on the executive officer's position and responsibilities with us. Our Compensation Committee does not follow a set formula or specific guidelines in determining how to allocate among the compensation components.

        The components of the compensation packages of our executive officers are as follows:

Base salary

        Base salaries are reviewed annually and adjusted, if appropriate, on a subjective basis based upon consideration of a number of factors including, but not limited to, the following for each executive officer: (1) historical compensation; (2) accomplishments achieved during the year, (3) ability to identify areas for the company's improvement and to achieve benefits from those improvements, (4) quality of decisions made, (5) ability to lead employees both in routine activities and in special projects, (6) change in performance as compared to the prior year, (7) perceived potential for future development and for assuming additional or alternative duties in the future, (8) the executive officer's background, training, education and experience, (9) the market demand for specific expertise possessed by the executive officer, the executive officer's value to us and the likelihood we could find a suitable replacement on a timely and cost effective basis, (10) a comparison of the executive officer's pay to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals, (11) the data about executive compensation trends and amounts that was prepared for our management by an independent compensation consulting firm, and (12) our financial position and operating performance during 2010. Currently, we limit the annual base salaries of our executive officers to $300,000. Subject to the limits we have on annual base salaries, we also adjust base salaries, as warranted, for promotions and other changes in the executive officer's role which may occur from time to time.

Annual bonus and share award plan

        Each of our executive officers, including our Chief Executive Officer, is eligible to receive an annual cash bonus and share award. There is no formulaic approach used in determining the amount of these annual cash and share awards. The cash bonus and share awards are determined on a subjective basis by our Compensation Committee and Board, as the case may be, based upon consideration of a number of factors including, but not limited to, the following for each executive officer: (1) historical bonus and share awards to the individual, (2) accomplishments achieved during the year, (3) ability to identify areas for the company's improvement and to achieve benefits from those improvements, (4) quality of decisions made, (5) ability to lead employees both in routine activities and in special projects, (6) change in performance as compared to the prior year, (7) perceived potential for future development and for assuming additional or alternative duties in the future, (8) the market demand for specific expertise possessed by the executive officer, the executive officer's value to us and the likelihood we could find a suitable replacement on a timely and cost effective basis, (9) a comparison of the executive officer's total compensation to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals, (10) the amounts of share awards granted to persons with similar levels of responsibility, (11) the then current market prices of our shares, (12) each executive officer's relative mix of cash and noncash compensation, (13) the data about executive compensation trends and amounts that was prepared for our management by an independent compensation consulting firm, and (14) our financial position and operating performance throughout 2010. In addition, in determining cash bonus and share awards for our executive officers, our Compensation Committee and Board also consider the recommendations of the Chair of the Compensation Committee following her meeting with Mr. Portnoy and the chairs of the compensation committees of other public companies for which RMR provides services, the experiences and insights of RMR with respect to the performances of our executive officers, the evaluation provided by Mr. Mackey of Mr. Hoagland's performance and the evaluations provided by Messrs. Mackey and Hoagland of our other executive officers' performances. We currently limit the annual base salaries of our executive officers and utilize changes in annual cash bonus amounts as the primary mechanism for effecting annual compensation adjustments for our executive officers. For 2010, the increases in the annual cash bonus amounts paid to our executive officers reflect this interplay between the annual base salary limitation and annual cash bonus amounts, within the context of the other factors described above that are taken into account in determining annual cash bonus and share award amounts.

        Mr. Mackey's annual bonus is determined on a subjective basis by our Compensation Committee, composed solely of Independent Directors, who base their decision upon their consideration and evaluation of his performance during the year. Considerations may include, but may not be limited to, our financial performance, our growth and our success in achieving strategic initiatives and objectives as well as the other matters noted above that our Compensation Committee considers in making this determination. For 2010, our Compensation Committee awarded Mr. Mackey a bonus of $500,000 in cash and 60,000 common shares that will vest in five equal annual installments beginning on the grant date. The shares awarded had a fair value at the grant date of $366,000 of which the vested portion was $73,200 as of the grant date. In making this cash bonus and this share award, our Compensation Committee considered Mr. Mackey's performance in leading the company through the difficult economic conditions which continued throughout 2010 in the United States, including but not limited to his continuing the integration of communities we acquired in 2008, 2009 and 2010 with our existing communities, managing capital and operating expenditures in relation to the prevailing business levels in order to conserve liquidity and increase our cash balance, maintaining the rates we charge our residents and reducing some of our operating expenses, developing new and enhancing existing marketing programs and leveraging our competitive strengths to maintain and grow our business in a slowly recovering economy and position us for future growth. Our Compensation Committee determined that the share award would vest over time to ensure a continuing commonality of interest between Mr. Mackey and our shareholders, to provide Mr. Mackey with an incentive to remain with us to earn the unvested portion of the award and to encourage a long term risk averse attitude in his decisions affecting our business.

        The annual cash bonus for Mr. Hoagland was determined by our Compensation Committee after consideration of the same criteria described above with regard to Mr. Mackey as applied to Mr. Hoagland's performance and after consideration of the other matters noted above that our Compensation Committee considers in determining Mr. Hoagland's compensation. The annual cash bonuses for our other executive officers were recommended by our Compensation Committee and approved by our Board based upon the consideration and evaluation of each executive's performance and level of total compensation as well as the other matters noted above that our Compensation Committee and Board consider in making these determinations. These considerations included, but were not limited to, our financial and operating performance during 2010 and each executive officer's level of total compensation.

        Messrs. Mackey and Hoagland were also officers of RMR throughout all of 2010. Because at least 80% of Messrs. Mackey's and Hoagland's business time is devoted to services to us, 80% of Messrs. Mackey's and Hoagland's total cash compensation (that is, the combined cash compensation paid by us and RMR, including base salary and cash bonus) was paid by us and the remainder was paid by RMR.

        No target cash bonus for 2011 has been established for our executive officers.

        We made equity awards under our Share Award Plan to our executive officers and others based upon factors that our Compensation Committee considered relevant to align the interests of the persons to whom awards were made with our business objectives, which primarily relate to increasing, on a long term basis, the value of the Company by improving our prospects, our competitive position within our industry, and our profitability and cash generation from operations. In addition to the award of common shares made to Mr. Mackey during 2010, our Compensation Committee awarded common shares to each of our other executive officers who were in our employ at the grant date. These awards ranged in size and value from 15,000 shares, having a grant date value of $91,500, to 30,000 shares, having a grant date value of $183,000. In determining the size of each share award, the Compensation Committee considered the responsibilities of the executive, the relation of the size of the award to the size of the share award made to Mr. Mackey and other factors, including their past and expected future performances and possible cash bonuses, prior year share grant amounts, 2010 annual base cash salaries and the Company's improved operational results during 2010. In each case, the Compensation Committee determined that the share awards would vest in five equal annual installments beginning on the date of the grant to ensure a continuing commonality of interest between the recipients and our shareholders, to provide our executives with an incentive to remain with us to earn the unvested portion of the award and to encourage a long term risk averse attitude in their decisions affecting our business.

Perquisites and other benefits

        Our executive officers are entitled to participate in our benefit plans on the same terms as our other employees. These plans include medical, dental and life insurance plans and a defined contribution retirement plan.

All other payments

        The summary compensation table below includes amounts for 2010, 2009 and 2008 described as "All Other Compensation." Such amounts reflect the company paid portion of executive life insurance premiums and accidental death and disability insurance premiums.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

                      COMPENSATION COMMITTEE
                      Bruce M. Gans, M.D., Chair
                      Donna D. Fraiche
                      Barbara D. Gilmore

 COMPENSATION TABLES

        The following tables provide: (1) summary 2010, 2009 and 2008 compensation information relating to our Chief Executive Officer, Chief Financial Officer and the next two most highly compensated persons during 2010 who were executive officers of ours at December 31, 2010, and Maryann Hughes, our former Vice President and Director of Human Resources who resigned on August 11, 2010 and whose termination of employment became effective with us as of November 19, 2011; (2) information with respect to share awards made to these persons during 2010 and prior years; and (3) compensation information relating to our Directors for 2010. The compensation information for the persons included in the compensation tables are for services rendered to us and our subsidiaries and do not include information regarding compensation received by such persons for services rendered to RMR.

SUMMARY COMPENSATION TABLE FOR 2010, 2009, AND 2008

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Bruce J. Mackey Jr.(3)	2010	$300,000	$500,000	$366,000	$1,129	$1,167,129
President and Chief	2009	$300,000	$450,000	$185,400	$1,129	$936,529
Executive Officer	2008	$298,846	$425,000	$99,000	$970	$823,816
Paul V. Hoagland(4)	2010	$200,000	$160,000	$183,000	$854	$543,854
Treasurer and Chief Financial Officer
Rosemary Esposito	2010	$300,000	$440,000	$183,000	$1,129	$924,129
Senior Vice President	2009	$300,000	$400,000	$92,700	$1,129	$793,829
and Chief Operating	2008	$300,000	$375,000	$49,500	$970	$725,470
Officer
Maryann Hughes(5)	2010	$275,856	$150,000	$95,290	$123,462	$644,608
Vice President and	2009	$240,000	$130,000	$30,900	$1,067	$401,967
Director of Human	2008	$234,769	$120,000	$16,500	$970	$372,239
Resources
Travis K. Smith	2010	$230,000	$150,000	$91,500	$1,046	$472,546
Vice President, General	2009	$220,000	$120,000	$30,900	$1,046	$371,946
Counsel and Secretary	2008	$209,538	$100,000	$16,500	$970	$327,008

(1)
Represents the grant date fair value of the shares granted in 2010, 2009 and 2008, as applicable, compiled in accordance with FASB Accounting Standard Codification Topic 718, "Compensation-Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Amounts included in All Other Compensation for 2010, 2009 and 2008 reflect the company paid portion of executive officer life insurance premiums and accidental death and disability insurance premiums. In addition, the amount in All Other Compensation for 2010 for Maryann Hughes includes a severance payment of $122,500, which was accrued in 2010, of which $9,231 had been paid to Ms. Hughes as of December 31, 2010.

(3)
Mr. Mackey became President and Chief Executive Officer on May 1, 2008. Prior to that time, Mr. Mackey was our Treasurer and Chief Financial Officer.

(4)
Mr. Hoagland became Treasurer and Chief Financial Officer on January 1, 2010. Prior to that time, Mr. Hoagland was our Vice President—Finance.

(5)
On August 11, 2010, Maryann Hughes, our Vice President and Director of Human Resources notified us of her resignation. Her termination of employment became effective on November 19, 2010. The amount set forth under the Stock Awards column for 2010 includes the value of unvested shares awarded to Ms. Hughes in 2009 and prior years that she was allowed to retain after her separation from the company. The shares were valued for purposes of this disclosure using the share price on the date Ms. Hughes became eligible to retain such shares. No new shares were awarded to Ms. Hughes in 2010. Severance and other benefits payable to Ms. Hughes in connection with her termination are included under All Other Compensation as described above.

GRANTS OF PLAN BASED AWARDS FOR 2010
(Shares granted in 2010, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Bruce J. Mackey Jr	11/22/10	60,000 Common Shares	$366,000
Paul V. Hoagland	11/22/10	30,000 Common Shares	$183,000
Rosemary Esposito	11/22/10	30,000 Common Shares	$183,000
Travis K. Smith	11/22/10	15,000 Common Shares	$91,500

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. At our option, in the event a recipient granted a share award ceases to perform duties for us, RMR or any company which RMR manages or which is affiliated with RMR during the vesting period, we may repurchase all or a portion of the shares which have not yet vested for nominal consideration.

(2)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010
(Shares granted in 2010 and prior years that have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Bruce J. Mackey Jr.	2010	48,000	$339,360
Bruce J. Mackey Jr.	2009	36,000	$254,520
Bruce J. Mackey Jr.	2008	36,000	$254,520
Bruce J. Mackey Jr.	2007	3,000	$21,210
Paul V. Hoagland	2010	24,000	$169,680
Rosemary Esposito	2010	24,000	$169,680
Rosemary Esposito	2009	18,000	$127,260
Rosemary Esposito	2008	18,000	$127,260
Rosemary Esposito	2007	3,000	$21,210
Travis K. Smith	2010	12,000	$84,840
Travis K. Smith	2009	6,000	$42,420
Travis K. Smith	2008	6,000	$42,420
Travis K. Smith	2007	1,000	$7,070

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2010 were granted November 22, 2010; the shares granted in 2009 were granted on November 19, 2009; the shares granted in 2008 were granted on November 24, 2008; and the shares granted in 2007 were granted on November 19, 2007. At our option, in the event a recipient granted a share award ceases to perform duties for us, RMR or any company which RMR manages or which is affiliated with RMR during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 31, 2010.

STOCK VESTED FOR 2010
(Share grants which vested in 2010, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Bruce J. Mackey Jr.	45,000	$277,590
Paul V. Hoagland	6,000	$36,600
Rosemary Esposito	24,000	$148,110
Maryann Hughes(2)	19,000	$132,460
Travis K. Smith	9,000	$55,470

(1)
Represents the value based upon the closing price of our shares on the 2010 dates of vesting of grants made in 2010 and prior years.

(2)
On August 11, 2010, Maryann Hughes, our Vice President and Director of Human Resources notified us of her resignation. Her termination of employment became effective on November 19, 2010. The number of shares acquired on vesting includes unvested shares awarded to Ms. Hughes in 2009 and prior years that she was allowed to retain after her separation from the company. The shares were valued for purposes of this disclosure using the share price on the date Ms. Hughes became eligible to retain such shares. No shares were awarded to Ms. Hughes in 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        In the past, we have entered arrangements with our former executive officers in connection with the termination of their employment with us, providing for the acceleration of vesting of restricted shares previously granted to the former officer under our Share Award Plan and, in certain instances, payments for future services to us as a consultant or part time employee and continuation of health care and other benefits. Although we have no formal policy, plan or arrangement for payments to our executive officers in connection with their termination of employment with us, we may in the future provide on a discretionary basis for similar payments depending on various factors we then consider relevant and if we believe it is in the Company's best interests to do so.

        On August 11, 2010, Maryann Hughes, our Vice President and Director of Human Resources notified us of her resignation. Her termination of employment became effective on November 19, 2010. Pursuant to Separation and Accelerated Vesting Agreements we executed with Ms. Hughes on December 14, 2010, in connection with her termination and in exchange for non-solicitation, confidentiality and other covenants in those agreements, Ms. Hughes was paid severance and other benefits and was allowed to retain unvested shares awarded to her in 2009 and prior years.

DIRECTOR COMPENSATION FOR 2010
(2010 compensation; all share grants to Directors vest at the time of grant)

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)
Donna D. Fraiche	$16,629	$67,100	$83,729
Bruce M. Gans, M.D.	$63,750	$34,870	$98,620
Barbara D. Gilmore	$54,503	$34,870	$89,373
Arthur G. Koumantzelis(2)	$54,500	$34,870	$89,370
Gerard M. Martin(3)	$—	$34,870	$34,870
Barry M. Portnoy(3)	$—	$34,870	$34,870

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Mr. Koumantzelis resigned as Independent Director on November 22, 2010.

(3)
Our Managing Directors do not receive cash compensation for their services as Directors.

        Each Independent Director receives an annual fee of $30,000 for services as a Director, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The Chairs of our Quality of Care, Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $15,000, $12,500, $4,500 and $4,500, respectively, each year. In addition, each Director received a grant of 11,000 of our common shares in 2010. We generally reimburse all our Directors for travel expenses incurred in connection with their duties as Directors.

        Our Board believes it is important to align the interests of Directors with those of our shareholders and for Directors to hold equity ownership positions in us. Accordingly, our Board believes that a portion of each Director's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of directors of other comparable enterprises, both with respect to size and industry, including the compensation of directors and trustees of other companies managed by RMR.

        In 2010 our Board reviewed the compensation paid to our Directors and determined the amount of the Directors' cash compensation and our Compensation Committee determined the amount of the equity based awards granted to our Directors under our Share Award Plan. Our Managing Directors do not receive any cash compensation for their services as Directors, but they do receive common share grants equal to the share grants awarded to our Independent Directors.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2010; (ii) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T; (iii) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm its independence; and (v) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE Barbara D. Gilmore, Chair Donna D. Fraiche Bruce M. Gans, M.D.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 18, 2011. The following table sets forth information regarding the beneficial ownership of our common shares (excluding any fractional shares which may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Directors, nominees and the persons listed in the summary compensation table found elsewhere in this proxy statement; and (3) our Directors and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of our Common Shares
SNH(3)	3,235,000	9.0%
Dimensional Fund Advisors LP(4)	1,813,042	5.0%
Directors, Nominees and Executive Officers
Bruce J. Mackey Jr.	291,017	*
Barry M. Portnoy(3)	179,122	*
Gerard M. Martin(5)	179,121	*
Rosemary Esposito	160,000	*
Barbara D. Gilmore(6)	50,751	*
Maryann Hughes**	48,000	*
Bruce M. Gans, M.D.	41,940	*
Travis K. Smith	45,000	*
Paul V. Hoagland	35,000	*
Donna D. Fraiche	11,000	*
All Directors, nominees and executive officers as a group (nine persons)(5)(6)	992,951	2.8%

*
Less than 1% of our common shares.

**
Our former Vice President and Director of Human Resources. On August 11, 2010, Ms. Hughes notified us of her resignation. Her termination of employment became effective on November 19, 2010.

(1)
Unless otherwise indicated, the address of each identified person or entity is c/o Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458.

(2)
Our charter places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our equity shares. Additionally, the terms of our leases with SNH and our agreement with RMR contain provisions whereby our rights under these agreements may be cancelled by SNH and RMR, respectively, upon the acquisition by any person or group of more than 9.8% of our voting stock or upon other change in control events, as defined. If the violation of these ownership limitations causes a lease or contract default, shareholders causing the default may become liable to us or to other shareholders for damages. In addition, in order to help us preserve the tax treatment of our net operating losses and other tax benefits, our bylaws generally provide that transfers of our shares to a person, entity or group which is then, or would become as a result, an owner of 5% or more of our outstanding shares would be void in total for transferees then already owning 5% or more of our shares and, for transferees that would otherwise become owners of 5% or more of our shares, to the extent the transfer would so result in such level of ownership by the proposed transferee. The percentages indicated are based upon the number of shares shown divided by the 36,019,864 of our common shares outstanding as of February 18, 2011.

(3)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 4, 2011. Based on the information provided in that Schedule 13G/A, the address of SNH is 400 Centre Street, Newton, Massachusetts 02458, which we understand has since changed to Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. In that Schedule 13G/A, RMR and Reit Management & Research Trust, or RMR Trust, reported that they do not hold any of our common shares, but RMR, as manager of SNH, and RMR Trust, as the sole member of RMR, may, under applicable regulatory definitions, be deemed to beneficially own (and have shared voting and dispositive power over) the 3,235,000 shares beneficially owned by SNH. In that same Schedule 13G/A, RMR and RMR Trust each disclaimed such beneficial ownership. In addition, in that same Schedule 13G/A, Mr. Barry Portnoy reported that he beneficially owns 179,122 of our common shares, and Mr. Adam D. Portnoy reported that he beneficially owns 43,000 of our common shares. In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy reported that in their respective positions as Chairman and a director of RMR and Chairman, majority beneficial owner and a trustee of RMR Trust, the sole member of RMR, and as President and Chief Executive Officer and a director of RMR, and President, Chief Executive Officer a beneficial owner and a trustee of RMR Trust, the sole member of RMR, they may also be deemed to beneficially own (and have shared voting and dispositive power over) the 3,235,000 shares beneficially owned by SNH. In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy each disclaimed such beneficial ownership. None of the 3,235,000 shares beneficially owned by SNH are included in the shares listed as beneficially owned by Mr. Barry Portnoy in the above table.

(4)
This information is as of December 31, 2010 and is based solely on a Schedule 13G filed with the SEC on February 11, 2011. Based on the information provided in that Schedule 13G, the address of Dimensional Fund Advisors LP, or Dimensional, is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. According to that same Schedule 13G, Dimensional beneficially owns and has sole dispositive power over 1,813,042 shares and sole voting power over 1,729,640 shares. Also according to that Schedule 13G, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as an investment manager to certain investment companies, other commingled group trusts and separate accounts. According to that Schedule 13G, subsidiaries of Dimensional may, in certain cases, act as an adviser or sub-adviser to certain other investment companies, commingled group trusts and separate accounts. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over our shares that are held by certain of the investment companies, other commingled group trusts and separate accounts and may be deemed to be the beneficial owner of our shares held by certain of the investment companies, other commingled group trusts and separate accounts. In that Schedule 13G, Dimensional states that all securities reported in that same Schedule 13G are owned by certain of the investment companies, other commingled group trusts and separate accounts, and Dimensional disclaims beneficial ownership of such securities. In that Schedule 13G, Dimensional reports that the filing of that same Schedule 13G should not be construed as an admission that Dimensional or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any purposes other than Section 13(d) of the Exchange Act.

(5)
Includes 166,750 shares owned directly by Mr. Martin and 12,371 common shares owned by a corporation of which Mr. Martin is the president and in that position exercises voting and investment power over those 12,371 shares.

(6)
Includes 10,000 common shares owned by Ms. Gilmore's husband. Ms. Gilmore disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the shares.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Director or executive officer, any member of the immediate family of any Director or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Directors, even if the disinterested Directors constitute less than a quorum. If there are no disinterested Directors, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Directors. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Directors or Independent Directors, as the case may be, shall act in accordance with any applicable provisions of our charter, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Directors or otherwise in accordance with our policies described above. In the case of any transaction with us in which any other employee of ours who is subject to our Code of Business Conduct and Ethics and who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We were a 100% owned subsidiary of SNH before December 31, 2001, SNH is our largest landlord and SNH is our largest shareholder. On December 31, 2001, SNH distributed substantially all of our then outstanding shares of common stock to its shareholders. At the time of our spin off from SNH, all of the persons serving as our Directors were trustees of SNH. In order to effect this spin off and to govern relations after the spin off, we entered into agreements with SNH and others, including RMR, CWH and HPT. Since then we have entered into various leases with SNH and other agreements which include provisions that confirm and modify these undertakings. Among other matters, these agreements provide that:

  •
  so long as SNH remains a REIT, we may not waive the share ownership restrictions in our charter on the ability of any person or group to acquire more than 9.8% of any class of our equity shares without the consent of SNH;

  •
  so long as we are a tenant of SNH, we will not permit nor take any action that, in the reasonable judgment of SNH, might jeopardize the tax status of SNH as a REIT;

  •
  SNH has the option to cancel all of our rights under the leases we have with SNH upon the acquisition by a person or group of more than 9.8% of our voting stock and upon other change in control events affecting us, as defined in those documents, including the adoption of any shareholder proposal (other than a precatory proposal) or the election to our Board of any individual if such proposal or individual was not approved, nominated or appointed, as the case may be, by vote of a majority of our Directors in office immediately prior to the making of such proposal or the nomination or appointment of such individual;

  •
  the resolution of disputes, claims and controversies arising from our leases with SNH may be referred to binding arbitration proceedings; and

  •
  so long as we are a tenant of SNH or so long as we have a business management agreement with RMR we will not acquire or finance any real estate of a type then owned or financed by SNH or any other company managed by RMR without first giving SNH or the other company managed by RMR, as applicable, the opportunity to acquire or finance real estate investments of the type in which SNH or the other company managed by RMR, respectively, invests.

        As of February 23, 2011, SNH owned 3.2 million shares of our common stock, which represented approximately 9.0% of our outstanding shares of common stock.

        RMR provides management services to both us and SNH; Mr. Barry Portnoy is one of our Managing Directors and is a Managing Trustee of SNH. Mr. Portnoy's son, Mr. Adam Portnoy, is also a Managing Trustee of SNH. All of SNH's officers, our President and Chief Executive Officer and our Treasurer and Chief Financial Officer are employees of RMR. Accordingly, the lease transactions between us and SNH described herein were approved by our Independent Directors and SNH's Independent Trustees who are not trustees or directors of the other company.

        As of December 31 2010, we leased 186 of our 216 senior living communities (including four that we report as discontinued operations) and two rehabilitation hospitals from SNH. Under our leases with SNH, we pay SNH rent set at minimum annual amounts ($186.8 million as of December 31, 2010) plus percentage rent based on increases in gross revenues at certain properties. For the year ended December 31, 2010, our rent expense under our leases with SNH was $188.8 million, net of amortization of a lease inducement from SNH of $0.9 million.

        During 2010, we engaged in additional transactions with SNH, including:

  •
  Pursuant to the terms of our leases with SNH, we sold approximately $31.9 million of improvements made to our properties leased from SNH, and, as a result, our annual rent payable to SNH increased by approximately $2.6 million in aggregate for the affected leases.

  •
  In August 2010, at our request, SNH sold four skilled nursing facilities in Nebraska with an aggregate 196 living units that we leased from SNH for total consideration of $1.5 million and our rent to SNH decreased by approximately $145,000 per year.

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  In November 2010, at our request, SNH agreed to sell three skilled nursing facilities in Georgia with an aggregate of 329 living units that are leased to us and we expect our annual rent to SNH to decrease by approximately $1.8 million if and after this sale closes. The sale of these properties is contingent upon the buyer's completion of diligence and other customary closing conditions. We can provide no assurance that the closing of SNH's sale of these properties will be completed.

  •
  In November 2010, at our request, SNH agreed to sell one assisted living community in Pennsylvania with 70 living units that are leased to us and we expect our annual rent to SNH to decrease by approximately $72,000 if and after the sale closes. The sale of this property is contingent upon the buyer's completion of diligence and other customary closing conditions. We can provide no assurance that the closing of SNH's sale of this property will be completed.

        At the time we became a separate publicly owned company as a result of the distribution of our shares to SNH's shareholders, we entered a management and shared services agreement, or our business management agreement, with RMR. One of our Managing Directors, Mr. Barry Portnoy, is Chairman and majority owner of RMR. Our other Managing Director, Mr. Martin, is a Director of RMR. Mr. Mackey, our President and Chief Executive Officer, and Mr. Hoagland, our Treasurer and Chief Financial Officer, are both Senior Vice Presidents of RMR. Mr. Portnoy's son, Mr. Adam Portnoy, is an owner, President, Chief Executive Officer and a Director of RMR and serves as a Managing Trustee of SNH. Additionally, Mr. Barry Portnoy's son-in-law, who is Mr. Adam Portnoy's brother-in-law, is an officer of RMR. Messrs. Mackey and Hoagland devote a substantial majority of their business time to our affairs and the remainder to RMR's business, which is separate from our business. Because at least 80% of Messrs. Mackey's and Hoagland's business time is devoted to services to us, 80% of Messrs. Mackey's and Hoagland 's total cash compensation (that is, the combined cash compensation paid by us and RMR, including base salary and cash bonus) was paid by us and the remainder was paid by RMR. We believe the compensation we paid to these officers reasonably reflected their division of business time; however, periodically, these individuals may divide their business time differently than they do currently and their compensation from us may become disproportionate to this division. RMR has approximately 650 employees and provides management services to other companies in addition to us and SNH; and an affiliate of RMR is a registered investment advisor which manages two mutual funds.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Directors, authority to act with respect to our business management agreement with RMR. The charter of our Compensation Committee requires the Committee annually to review the business management agreement, evaluate RMR's performance under this agreement and renew, amend, terminate or allow to expire the business management agreement.

        Pursuant to the business management agreement, RMR assists us with various aspects of our business, which may include, but are not limited to, compliance with various laws and rules applicable to our status as a publicly owned company, maintenance of our facilities, evaluation of business opportunities, accounting and financial reporting, capital markets and financing activities, investor relations and general oversight of our daily business activities, including legal and tax matters, human resources, insurance programs, management information systems and the like. The business management agreement provides for compensation to RMR at an annual business management fee equal to 0.6% of our total revenues from all sources reportable under generally accepted accounting principles in the United States. Also, RMR is compensated at a rate equal to 80% of the employment expenses of RMR's employees, other than its Chief Information Officer, actively engaged in servicing management information systems. The aggregate fees earned by RMR from us for management, administrative and information system services pursuant to the business management agreement totaled $11.2 million in 2010.

        RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR's costs in providing this internal audit function was approximately $211,000 for 2010. These allocated costs are in addition to the business management fees we paid to RMR.

        The business management agreement automatically renews for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate the business management agreement upon 60 days prior written notice. RMR may also terminate the business management agreement upon five business days notice if we undergo a change of control, as defined in the business management agreement. The current term for the business management agreement expires on December 31, 2011, and it will automatically renew thereafter unless it is earlier terminated.

        Under our business management agreement with RMR, we acknowledge that RMR provides management services to other businesses, including SNH. The fact that RMR has responsibilities to other entities, including our largest landlord and largest shareholder, SNH, could create conflicts; and in the event of such conflicts between us and RMR, any affiliate of RMR or any publicly owned company with which RMR has a relationship, including SNH, our business management agreement allows RMR to act on its own behalf and on behalf of SNH or such other company rather than on our behalf. Under the business management agreement, we agree to afford SNH and any other company that is managed by RMR with a right of first refusal to invest in or finance any real estate property of a type then owned or financed by any of them before we do. Under the business management agreement, RMR has agreed not to provide business management services to any other business or enterprise, other than SNH, competitive with our business. The business management agreement also includes arbitration provisions for the resolution of disputes, claims and controversies.

        Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining favorable terms from such vendors and suppliers.

        As part of our annual restricted share grants under our Share Award Plan, we typically grant restricted shares to certain employees of RMR who are not also Directors, officers or employees of ours. In 2010, we granted a total of 64,600 restricted shares to such persons, which had an aggregate value of $394,000 based upon the closing price of our common shares on the NYSE Amex on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

        An affiliated company of RMR is the owner of the buildings in which our corporate headquarters and administrative offices are located. We lease those buildings under leases that expire in June 2011. These leases have been amended at various times to take into account our needs for increasing space. We incurred rent, which includes our proportional share of utilities and real estate taxes, under these leases during 2010 of $1.2 million. We believe the lease terms are commercially reasonable.

        In December 2006, we began leasing space for a regional office in Atlanta, Georgia from CWH. Our lease for this space expires in December 2011. We incurred rent, which includes our proportional share of utilities and real estate taxes, under this lease during 2010 of $66,000. We believe the lease terms are commercially reasonable.

        Our Independent Directors also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including SNH, CWH, HPT, GOV and TA. We understand that these other companies to which RMR provides management services also have relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding these relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        We, RMR, SNH, CWH, GOV, HPT and TA each currently own 14.29% of AIC. Four of our Directors and all of the trustees and directors of the other shareholders of AIC currently serve on the board of directors of AIC. RMR, in addition to being a shareholder, provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Directors. The shareholders agreement among us and the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes, claims and controversies.

        As of the date of this proxy statement, we have invested $5.2 million in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2010, we recognized a loss of $771 related to our investment in AIC. In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer. Our total premiums paid under this program in 2010 were approximately $2.9 million. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with SNH, RMR, CWH and AIC and various individuals and companies related to us and them are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the

SEC, in each case for the year ended December 31, 2010. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with SNH, RMR, CWH and AIC are on commercially reasonable terms. We also believe that our relationships with SNH, RMR, CWH, AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with advantages in operating and growing our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Dr. Gans, Ms. Gilmore and Ms. Fraiche. Until November 22, 2010, when he resigned as one of our Independent Directors, Mr. Koumantzelis was a member of the Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers and Directors and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2010, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Directors, and persons who own more than 10% of a registered class of our equity securities were timely met.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, Five Star Quality Care, Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, telephone (617) 796-8387. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

 OTHER MATTERS

        At this time, we know of no other matters which will be brought before the meeting. However, if other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 23, 2011

IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date FIVE STAR QUALITY CARE, INC. M30438-P07483 FIVE STAR QUALITY CARE, INC. 400 CENTRE STREET NEWTON, MA 02458 For address changes, please check this box and write them on the back where indicated. Our Board of Directors Recommends You Vote "FOR" the Nominees for Director in Proposals 1 and 2, "FOR" Proposal 3, "THREE YEARS" in Proposal 4 and "FOR" Proposal 5. AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 8, 2011. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Five Star Quality Care, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Five Star Quality Care, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For Against Withhold For Against Withhold 3. To approve a nonbinding advisory resolution on our executive compensation. Our Board recommends you vote FOR proposal 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2, "FOR" PROPOSAL 3, "THREE YEARS" IN PROPOSAL 4 AND "FOR" PROPOSAL 5. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) 2. To elect the nominee named in our proxy statement to our Board of Directors as the Managing Director in Group I. Nominee: Barry M. Portnoy Our Board recommends you vote FOR proposal 2. 1. To elect the nominee named in our proxy statement to our Board of Directors as the Independent Director in Group I. Nominee: Barbara D. Gilmore Our Board recommends you vote FOR proposal 1. 5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Our Board recommends you vote FOR proposal 5. For Against Abstain For Against Abstain 4. To recommend, by nonbinding advisory vote, the frequency of shareholder nonbinding advisory votes relating to our executive compensation. Our Board recommends you vote 3 YEARS in proposal 4. 1 Year 2 Years 3 Years Abstain

M30439-P07483 FIVE STAR QUALITY CARE, INC. ANNUAL MEETING OF SHAREHOLDERS May 9, 2011, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) FIVE STAR QUALITY CARE, INC. 400 Centre Street Newton, MA 02458 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Five Star Quality Care, Inc. annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Directors of Five Star Quality Care, Inc. The undersigned shareholder of Five Star Quality Care, Inc., a Maryland corporation, or the company, hereby appoints Bruce J. Mackey Jr., Jennifer B. Clark and Paul V. Hoagland, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 9, 2011, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2, "FOR" PROPOSAL 3, "THREE YEARS" IN PROPOSAL 4 AND "FOR" PROPOSAL 5. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy

QuickLinks

INTRODUCTION
PROPOSALS 1 AND 2 ELECTION OF DIRECTORS
PROPOSAL 3 ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON SELECTION OF FREQUENCY OF EXECUTIVE COMPENSATION VOTE
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS
BOARD COMMITTEES
COMMUNICATIONS WITH DIRECTORS
SELECTION OF CANDIDATES FOR DIRECTORS; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2010, 2009, AND 2008
GRANTS OF PLAN BASED AWARDS FOR 2010 (Shares granted in 2010, including vested and unvested grants)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010 (Shares granted in 2010 and prior years that have not yet vested)
STOCK VESTED FOR 2010 (Share grants which vested in 2010, including shares granted in prior years)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION FOR 2010 (2010 compensation; all share grants to Directors vest at the time of grant)
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT